Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (Nos. 333-205339 and 333-205336) and Form S-8 (Nos. 333-205338, 333-187346, 333-174758, 333-163832, 333-140624 and 333-121006) of Vericel Corporation of our report dated March 13, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 13, 2017